================================================================================
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            INDIANA GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
             INDIANA                                  35-0793669
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           1630 North Meridian Street
                           Indianapolis, Indiana 46202
                                 (317) 926-3351
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

            Niel C. Ellerbrook, President and Chief Executive Officer
                            Indiana Gas Company, Inc.
                           1630 North Meridian Street
                           Indianapolis, Indiana 46202
                                 (317) 321-0510
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
Catherine L. Bridge, Esquire                  Edward F. Petrosky, Esquire
Barnes & Thornburg                            Brown & Wood LLP
11 South Meridian Street                      One World Trade Center
Indianapolis, Indiana 46204                   New York, New York  10048-0557

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

=====================================================================================================================
  Title of each class
  of securities to be       Amount to be         Proposed maximum           Proposed maximum           Amount of
      registered             registered      offering price per unit       aggregate offering       registration fee
                                                                                  price
---------------------------------------------------------------------------------------------------------------------
      Medium-Term
    Notes, Series G        $100,000,000*              100%**                  $100,000,000              $27,800
=====================================================================================================================

* Or, in the event of the issuance of discount securities, such higher principal amount as may be sold for an initial public offering price of $100,000,000.

**       Inserted  solely for the purpose of calculating the  registration  fee.
--------------------------------------------------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                              Subject to Completion
           Preliminary Prospectus Supplement dated ________ ____, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED         , 1999)

                                  $100,000,000
                            Indiana Gas Company, Inc.
                           Medium-Term Notes, Series G
                   Due Nine Months or More from Date of Issue
                         -------------------------------

The notes:

o We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

o    The notes will be senior unsecured debt securities of Indiana Gas.

o The notes will have stated maturities of nine months or more from the date they are originally issued.

o    We will pay amounts due on the notes in
     U.S. dollars.

o The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas.

o We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of Indiana Gas or repayment at the option of the holder of the notes.

                 Investing in the notes involves certain risks.
                         See "Risk Factors" on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                 Agent's Discounts       Proceeds, before expenses, to
                Public Offering Price             and Commissions          Indiana Gas Company, Inc.
                ---------------------             ---------------          -------------------------

Per note....                100%                    .125%-.750%                 99.875%-99.250%
Total.......        $100,000,000                $125,000--$750,000         $99,875,000--$99,250,000

We may sell notes to the agent referred to below as principal for resale at varying or fixed offering prices or through the agent as agent using its reasonable efforts on our behalf. We may also sell notes without the assistance of the agent, whether acting as principal or as agent.

If we sell other debt securities referred to in the accompanying prospectus, the amount of the notes that we may offer and sell under this prospectus supplement may be reduced.
                         -------------------------------

                               Merrill Lynch & Co.

                         -------------------------------
                The date of this prospectus supplement is , 1999.

                                TABLE OF CONTENTS

                                                                           Page
                              PROSPECTUS SUPPLEMENT


Risk Factors.............................................................. S-3
Description of the Notes.................................................. S-4
Certain United States Federal Income Tax Considerations...................S-32
Plan of Distribution......................................................S-40
Validity of the Notes.....................................................S-42

                                   PROSPECTUS

Indiana Gas Company, Inc..................................................   2
Recent Developments.......................................................   3
Use of Proceeds...........................................................   4
Ratio of Earnings to Fixed Charges........................................   4
Description of the Debt Securities........................................   5
Plan of Distribution......................................................  11
Where You Can Find More Information.......................................  12
Incorporation of Information We File With the SEC.........................  12
Experts...................................................................  13


         You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

         References in this prospectus supplement to "Indiana Gas," "we," "us" and "our" are to Indiana Gas Company, Inc.

         References in this prospectus supplement to "agent" are to Merrill Lynch & Co. or any other agent appointed by us.

                                  RISK FACTORS

         Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

         If you invest in notes indexed to one or more interest rate or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

         If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Be an Uncertain Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

         We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes.
These factors include:

         o        the   complexity  and  volatility  of  the  index  or  formula
                  applicable to the notes,

         o the method of calculating the principal, premium and interest in respect of the notes,

         o        the time remaining to the maturity of the notes,

         o        the outstanding amount of the notes,

         o        the redemption features of the notes,

         o the amount of other securities linked to the index or formula applicable to the notes, and

         o the level, direction and volatility of market interest rates generally.

         In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market and experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand and know you can bear the related investment risks.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

         Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

                            DESCRIPTION OF THE NOTES

         The notes will be issued as a new series of debt securities under an indenture, dated as of February 1, 1991, as amended, between Indiana Gas and U.S. Bank Trust National Association (formerly Continental Bank, National Association), as trustee. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

         The  following   description  of  notes  will  apply  unless  otherwise
specified in an applicable pricing supplement.

Terms of the Notes

         The notes will be issued as a new series of debt securities under the indenture. All notes issued under the indenture will be unsecured general obligations of Indiana Gas and will rank equally with all other unsecured and unsubordinated indebtedness of Indiana Gas from time to time outstanding.

         The indenture does not limit the amount of debt which Indiana Gas may issue. Indiana Gas may issue its debt from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by Indiana Gas for each series. As of March 31, 1999, Indiana Gas had $191,939,000 of outstanding long term debt, none of which is secured.

         The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by Indiana Gas. Interest- bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Indiana Gas, repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as the "Maturity Date" with respect to the principal repayable on such date). Some notes may not bear interest.

         The notes will be denominated in United States dollars and Indiana Gas will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars.

         Each Note will be issued in fully registered form only, without coupons. Each note will be issued initially in book-entry form or in certificated form. Each book-entry note will be represented by one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company, as depository. Except as set forth under "--Book-Entry Notes" or in any applicable pricing supplement, the notes will not be issued as certificated notes. The notes will be issued in denominations of $1,000 and integral multiples of $1,000. Interest rates may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

         The pricing supplement relating to a note will describe the following terms:

         o whether the note will bear interest at a fixed rate or at a floating rate, or will not bear any interest;

         o        the  price   (expressed  as  a  percentage  of  the  aggregate
                  principal amount) at which the note will be issued;

         o        the date on which the note will be issued;

         o        the date on which the note will mature;

         o if the note is a fixed rate note, the rate per annum at which the note will bear interest and the interest payment dates;

         o if the note is a floating rate note, the terms relating to the determination and payment of the variable interest rate and the interest payment dates;

         o if the note may be redeemed at the option of Indiana Gas, or repaid at the option of the holder, prior to stated maturity, a description of the provisions relating to the redemption or repayment;

         o any sinking fund or other mandatory redemption provisions applicable to the note;

         o if the note will be issued as a certificated note, a statement to that effect;

         o any other terms of the note not inconsistent with the provisions of the indenture;

         o        the identity of any  additional  agent  through or to whom the note is sold; and

         o the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

         Interest rates offered by Indiana Gas with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. Interest rates or formulas and other terms of the notes are subject to change by Indiana Gas from time to time, but no change will affect any note already issued or as to which Indiana Gas has accepted an offer to purchase. Indiana Gas may offer notes with similar variable terms other than interest rates concurrently at any time. Indiana Gas may also concurrently offer notes having different variable terms to different investors.

         Unless otherwise specified in the applicable pricing supplement, "interest payment date," in the case of fixed rate notes, means each March 15 and September 15 and, in the case of floating rate notes, has the meaning specified under "Interest -- Floating Rate Notes."

Payment of Principal and Interest

         Indiana Gas will make interest payments on the book-entry notes by wire transfer in immediately available funds through the trustee to the depository or its nominee.

         Payments of principal of, and premium, if any, and interest, if any, on book-entry notes will be made by Indiana Gas through the trustee to the depository or its nominee. See "--Book- Entry Notes." In the case of certificated notes, payment of principal and premium, if any, due on the Maturity Date will be made in immediately available funds upon presentation and surrender of the certificated notes (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by Indiana Gas for such purpose in the Borough of

Manhattan, The City of New York, currently the corporate trust office of the trustee located at 100 Wall Street, Suite 2000, New York, New York 10005. Payment of interest, if any, due on the Maturity Date of a certificated note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest, if any, due on a certificated note on any interest payment date other than the Maturity Date will be made by check mailed to the address of the holder as such address shall appear in the security register. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any interest payment date other than the Maturity Date by wire transfer in immediately available funds if such holder delivers appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the relevant interest payment date. Any such wire transfer instructions received by the trustee will remain in effect until revoked by such holder.

Redemption at the Option of Indiana Gas

         Indiana Gas may redeem the notes at its option prior to their stated maturity date only if specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable pricing supplement, Indiana Gas may redeem the notes at its option on any date on or after the applicable initial redemption date specified in the applicable pricing supplement. On or after the initial redemption date, if any, Indiana Gas may redeem the related note at any time in whole or in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on notice given, not more than 60 nor less than 30 days before the redemption date. Indiana Gas will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage (i.e. the initial redemption percentage) of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement (i.e. the annual redemption percentage reduction) of the principal amount to be redeemed until the redemption price is 100% of the principal amount.

         The pricing supplement with respect to a note will specify any applicable mandatory redemption or sinking fund provisions.

Repayment at the Option of the Holder

         If so indicated in an applicable pricing supplement, Indiana Gas will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note.

The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with unpaid interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office in Chicago, Illinois (or such other address as Indiana Gas shall from time to time designate), not more than 60 nor less than 30 days before the optional repayment date:

         o in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed, or

         o in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depository and forwarded by the depository.


Notices of elections from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of the repayment option by the holder of a note will be irrevocable.

         Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository's records, to the trustee. See "--Book-Entry Notes."

         If applicable, Indiana Gas will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

         Indiana Gas may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Indiana Gas may, at the discretion of Indiana Gas, be held, resold or surrendered to the trustee for cancellation.

Interest

         Each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or the Maturity Date, as the case may be.

         Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and on the Maturity Date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on the next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, with respect to Notes as to which LIBOR is an applicable interest rate basis, that day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency (as defined below)) in London.

         Fixed Rate Notes

         Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from the date of issue at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

         If any interest payment date or the Maturity Date of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due and no interest will accrue on the amount payable from and after the interest payment date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         Floating Rate Notes

         Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of the following:

         o        the CD Rate,

         o        the CMT Rate,

         o        the Commercial Paper Rate,

         o        the Eleventh District Cost of Funds Rate,

         o        the Federal Funds Rate,

         o        LIBOR,

         o        the Prime Rate,

         o        the Treasury Rate, or

         o any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

         A floating rate note may bear interest with respect to two or more Interest Rate Bases.

         Terms. Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

         o        whether the floating rate note is:

                  o        a "Regular Floating Rate Note,"

                  o        an "Inverse Floating Rate Note" or

                  o        a "Floating Rate/Fixed Rate Note,"

         o        the Interest Rate Basis or Bases,

         o        the Initial Interest Rate,

         o        the Interest Reset Dates,

         o        the interest payment dates,

         o the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

         o        the Maximum Interest Rate and Minimum Interest Rate, if any,

         o the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

         o the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"),

         o if one or more of the specified Interest Rate Bases is LIBOR, the Designated LIBOR Currency and the Designated LIBOR Page, and

         o if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index.

         The interest rate borne by the floating rate notes will be determined as follows:

         Regular Floating Rate Notes

         Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached or as having "other provisions" apply relating to a different interest rate formula, it will be a Regular Floating Rate Note and, except as described in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

         o        plus or minus the applicable Spread, if any, and/or

         o        multiplied by the applicable Spread Multiplier, if any.

         Floating Rate/Fixed Rate Notes

         If a floating rate note is designated as a "Floating Rate/Fixed Rate Note," it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

         o        plus or minus the applicable Spread, if any, and/or

         o        multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

         o the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

         o the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

         Inverse Floating Rate Notes

         If a floating rate note is designated as an "Inverse Floating Rate Note," except as described below, it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

         o        plus or minus the applicable Spread, if any, and/or

         o        multiplied by the applicable Spread Multiplier, if any;

provided, however, that unless otherwise specified in the applicable pricing supplement, the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be Reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

         Unless otherwise specified in the applicable pricing supplement, the interest rate with respect to each interest rate basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day shall be (i) if that day is an Interest Reset Date (as defined below), the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an
Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement.

         Interest Reset Dates. The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of floating rate notes which reset:

         o        daily -- each Business Day;

         o weekly -- the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

         o monthly -- the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

         o quarterly -- the third Wednesday of March, June, September and December of each year;

         o        semiannually   --  the  third  Wednesday  of  the  two  months
                  specified in the applicable pricing supplement; and

         o annually -- the third Wednesday of the month specified in the applicable pricing supplement.

         If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

         Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

         o a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

         o a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

         Interest Payments. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or made available for payment. Except as provided below or in the applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

         o daily, weekly or monthly -- the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

         o quarterly -- the third Wednesday of March, June, September and December of each year;

         o semiannually -- the third Wednesday of the two months of each year specified in the applicable pricing supplement;

         o annually -- the third Wednesday of the month of each year specified in the applicable pricing supplement; and

         o        the Maturity Date.

         If any interest payment date for any floating rate note other than the Maturity Date, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity Date of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment will accrue for the period from and after the Maturity Date to the date of that payment on the next succeeding Business Day.

         All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

         With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

         o In the case of notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

         o In the case of notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

         o The interest factor for floating rate notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable "Interest Determination Date" and calculated on or prior to the calculation date referred to below.

         o The Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note.

         o The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

         o The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date; unless the Designated LIBOR Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date.

         o The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first business day following the auction.

         o The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest business day which is at least two business days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

         Calculation Date. Unless otherwise provided in the applicable pricing supplement, the trustee under the indenture will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

         o        the  tenth   calendar  day  after  the   applicable   Interest
                  Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day; or

         o the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in any applicable pricing supplement.

         "CD Rate" means

         (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "CDs (secondary market)," or

         (2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)," or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M.,

                  New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate in effect on the applicable Interest Determination Date.

         "H.15(519)"  means  the  weekly   statistical   release  designated  as
H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world- wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

         "CMT Rate" means

         (1) the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for

                  (a) if the Designated CMT Telerate Page is 7051 or any other page as may replace that specified page on that service, the applicable Interest Determination Date, and

                  (b) if the Designated CMT Telerate Page is 7052 or any other page as may replace that specified page on that service, the weekly or the monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls, or

         (2) if the rate referred to in clause (1) is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index published in H.15(519), or

         (3) if the rate referred to in clause (2) is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the applicable Interest Determination Date with respect to the applicable Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519), or

         (4) if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the applicable calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include an agent or its affiliates (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or

         (5) if the calculation agent is unable to obtain three applicable Treasury Note quotations as referred to in clause (4), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or

         (6) if three or four and not five of the Reference Dealers are quoting as referred to in clause (5) above, the rate will be calculated by the calculation agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of quotes will be eliminated, or

         (7) if fewer than three Reference Dealers selected by the calculation agent are quoting as mentioned in clause (6), the CMT Rate in effect on the applicable Interest Determination Date.

         If two Treasury Notes with an original  maturity as described in clause
(5) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain from five Reference Dealers quotations for the Treasury Notes with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace that specified page on that service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or, if no page is specified in the applicable pricing supplement, page 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or, if no maturity is specified in the applicable pricing supplement, 2 years.

         Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in any applicable pricing supplement.

         "Commercial Paper Rate" means

         (1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper-Nonfinancial," or

         (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial," or

         (3) if the rate is referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent and its affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

         "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:



Money Market             =                     D x 360          x   100
                                        ----------------------
                                           360 - ( D x M )

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

         Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate Notes and in any applicable pricing supplement.

         "Eleventh District Cost of Funds Rate" means

         (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace that specified page on that service ("Telerate Page 7058"), as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

         (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

         (3)      if the  Federal  Home  Loan  Bank of San  Francisco  fails  to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

         Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

         "Federal Funds Rate" means

         (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace that specified page on that service ("Telerate Page 120"), or

         (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)," or

         (3) if the rate referred to in clause (2) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

         (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the applicable Interest Determination Date.

         LIBOR. LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable pricing supplement.

         "LIBOR" means

         (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

         (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date; provided, that, if the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or

         (3) with respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR Page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of an agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time, or

         (4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center on the applicable Interest Determination Date by three major banks in such Principal Financial Center selected by the calculation agent, which may include affiliates of an agent, for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that market at that time, or

         (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable Interest Determination Date.

         "Designated LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

         "Designated LIBOR Page" means either:

         o if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in such pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or

         o if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

         "Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New

York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

         Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

         "Prime Rate" means

         (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan," or

         (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

         (4) if fewer than four rates referred to in clause (3) so appear on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of an agent, in The City of New York selected by the calculation agent, or

         (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" page, or other page as may replace the US PRIME 1 Page on such service, for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

         "Treasury Rate" means

         (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace that specified page on that service ("Telerate Page 56") or page 57 or any other page as may replace that specified page on that service ("Telerate Page 57"), or

         (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

         (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

         (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

         (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

         (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include an agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

         (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the applicable Interest Determination Date.

         "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:


Bond Equivalent Yield            =               D x N            x    100
                                               ---------
                                            360 - ( D x M )


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

         Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matters relating to the applicable notes may be modified by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Discount Notes

         Indiana Gas may from time to time offer notes at a price that is less than 100% of the principal amount of the note ("Discount Notes"). Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a Discount Note and 100% of the principal amount is referred to as the "discount." On the Maturity Date, the amount payable to the holder will be equal to the sum of (i) the issue price (increased by any accruals of discount) and, in the event of any redemption of a Discount Note (if applicable), multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable) and (ii) any unpaid interest accrued thereon to the Maturity Date.

         Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any Maturity Date, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between interest payment dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial interest payment date for a Discount Note (the "Initial Period") is shorter than the compounding period for the Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code") certain Discount Notes may not be treated as having original issue discount within the meaning of the Code and notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Amortizing Notes

         Indiana Gas may from time to time offer notes ("Amortizing Notes"), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable note and the applicable pricing supplement.

Book-Entry Notes

         Description of the Global Securities

         Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, stated maturity date and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company, as depository, registered in the name of the depository or a nominee of the depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor of the depository or a nominee of the successor.

         DTC Procedures

         The following is based on information furnished by the depository:

         The depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository's partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depository.

         The depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the Securities and Exchange Commission.

         Purchasers of notes in book-entry form under the depository's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on the depository's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes in book-entry form is discontinued.

         To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, the depository are registered in the name of the depository's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; the depository's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, the depository mails an omnibus proxy to Indiana Gas as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

         Indiana Gas will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to the depository. The depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless the depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of the depository, the trustee or Indiana Gas, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of Indiana Gas and the trustee, disbursement of payments to direct participants will be the responsibility of the depository, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

         If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the depository's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

         A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by Indiana Gas, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note notes in book-entry form, on the depository's records, to the trustee.

         Management of the depository is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The depository has informed direct participants and indirect participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the depository ("Depository Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the depository's plan incudes a testing phase, which is expected to be completed within appropriate time frames.

         However, the depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the depositary's direct participants and indirect participants, third party vendors from whom the depository licenses software and hardware, and third party vendors on whom the depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the depository is in the process of developing such contingency plans as it deems appropriate.

         According to the depository, the information in the preceding two paragraphs with respect to the depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         The depository may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to Indiana Gas or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

         Indiana Gas may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

         The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

         So long as the depository, or its nominee, is the registered owner of a Global Note, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. Indiana Gas understands that under existing industry practices, in the event that Indiana Gas requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, the depository would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

         Exchange for Notes in Certificated Form

         If:

         (a) the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Indiana Gas within 60 days,

         (b)      Indiana  Gas  executes  and  delivers to the trustee a company
                  order  to  the  effect   that  the  Global   Notes   shall  be
                  exchangeable, or

         (c) a default or an event of default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The certificated notes will be registered in the name or names as the depository instructs the trustee. It is expected that instructions may be based upon directions received by the depository from participants with respect to ownership of beneficial interests in Global Notes.

         The information in this section concerning the depository and the depository's system has been obtained from sources that Indiana Gas believes to be reliable, but Indiana Gas takes no responsibility for the accuracy of the information.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

         As used in this discussion, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, (other than a partnership that is not treated as a United States person under any applicable treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable treasury regulations thereunder also will be a U.S. Holder. As used in this discussion, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S.
Holder.

U.S. Holders

         Payments of Interest

         Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount

         The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Discount Notes. The following summary is based upon final treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

         For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such note). The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

         Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

         Under the OID Regulations, floating rate notes are subject to special rules whereby a floating rate note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates,
(ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the floating rate note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

         If a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if the interest on such note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the note will constitute qualified stated interest and will be taxed accordingly. Thus, a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the floating rate note is issued at a "true" discount (i.e., at a price below the note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a floating rate note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

         In general, any other floating rate note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. The OID Regulations generally require that such a floating rate note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the floating rate note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

         If a floating rate note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the floating rate note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the United States Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States federal income tax treatment of floating rate notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable Pricing Supplement.

         Certain of the notes (i) may be redeemable at the option of Indiana Gas prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

         U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

         Short-Term Notes

         Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

         Market Discount

         If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

         A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Premium

         If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies and to all taxable debt instruments acquired on or after such date. The election may be revoked only with the consent of the IRS.

         Disposition of a Note

         Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. The deductibility of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

         A non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of Indiana Gas, a controlled foreign corporation related to Indiana Gas or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The United States Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

         Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided the gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of Indiana Gas or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S.
Holders who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 or Form W-8 BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

New Withholding Regulations

         Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.


                              PLAN OF DISTRIBUTION

         Indiana Gas is offering the notes for sale on a continuing basis to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as principal or, if agreed to at the particular time, through Merrill Lynch as agent, in which case Merrill Lynch will use reasonable efforts to solicit purchase of the notes. Indiana Gas may also utilize the services of other agents identified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, Indiana Gas will pay a commission to the agent, ranging from .125% to .750% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by Indiana Gas and the agent at the time of sale.

         Indiana Gas reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with Indiana Gas or through the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by them.

         Unless specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount of the note less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. The agents may resell these notes at varying prices related to prevailing market prices at the time of sale or, if agreed to with Indiana Gas, at a fixed public offering price. Indiana Gas may also sell notes directly and would not pay any commission on these sales.

         The agents may resell any notes purchased as principal to other dealers and, unless otherwise specified in the applicable pricing supplement, may allow all or any portion of the discount received in connection with purchases from Indiana Gas to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

         The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Indiana Gas has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents may be required to make in respect thereof. Indiana Gas has agreed to reimburse the agents for certain expenses.

         The agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

         Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of notes will be required to be made in immediately available funds in The City of New York.

         The agents may be customers of, engage in transactions with, and perform services for Indiana Gas in the ordinary course of business.

         Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinued any market-making activity at any time.

         In connection with the offering of notes purchased by the agents as principal on a fixed price basis, the agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes in connection with the offering, i.e., it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

         Neither Indiana Gas nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither Indiana Gas nor any agent makes any representation that an agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

                              VALIDITY OF THE NOTES

         The validity of the notes will be passed upon for Indiana Gas by Barnes & Thornburg, Indianapolis, Indiana and for the agents by Brown & Wood LLP, New York, New York.

                                     [LOGO]


                                  $100,000,000



                            Indiana Gas Company, Inc.




                               Medium-Term Notes,
                                    Series G
                   Due Nine Months or More from Date of Issue


                        --------------------------------


                              PROSPECTUS SUPPLEMENT

                         -------------------------------




                               Merrill Lynch & Co.





                             ___________ ____, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                              Subject to Completion
                Preliminary Prospectus dated _________ ___, 1999

PROSPECTUS


                                     [LOGO]



                            Indiana Gas Company, Inc.

                                 Debt Securities


                  o By this prospectus, we may offer from time to time up to $100,000,000 of our debt securities.

                  o When we offer debt securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

                  o You should read this prospectus and the prospectus supplement relating to the specific offering of securities carefully before you invest.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           --------------------------



                The date of this prospectus is __________, 1999.

                            INDIANA GAS COMPANY, INC.

         We are an operating pubic utility providing gas utility service in Indiana. We supply gas to approximately 494,000 customers in 311 communities in 48 of the 92 counties in Indiana. The largest communities which we serve include Muncie, Anderson, Lafayette, West Lafayette, Bloomington, Terre Haute, Marion, New Albany, Columbus, Jeffersonville, New Castle and Richmond. We do not provide service in Indianapolis, although our general office is located there.

         Our service area has a population of approximately 2 million and contains diversified manufacturing and agricultural enterprises. The principal industries which we serve include:

                  o        automotive parts and accessories;
                  o        feed, flour and grain processing;
                  o        metal castings;
                  o        aluminum products;
                  o        gypsum products;
                  o        electrical equipment;
                  o        metal processing; and
                  o        glass.

         Our principal executive office is located at 1630 North Meridian Street, Indianapolis, Indiana 46202; our telephone number is 317-926-3351.

         If you want to find more information about us, please see the sections entitled "Where You Can find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

                               RECENT DEVELOPMENTS

         On June 14, 1999, Indiana Energy, Inc. (the parent of Indiana Gas) and SIGCORP Inc. announced that they have signed a definitive agreement to combine into a new holding company, to be named Vectren Corp. SIGCORP is an investor owned energy and telecommunications company that provides gas and electric service to southwest Indiana and telecommunication products throughout the Midwest and elsewhere. Under the agreement, SIGCORP shareholders will receive one and one-third shares of the new company's common stock for each share of SIGCORP they currently hold. Indiana Energy shareholders will receive one share of the new company's common stock for each share of Indiana Energy they currently hold.

         Through its utility subsidiaries, Vectren will offer gas and/or electricity to more than 650,000 customers in adjoining service areas that cover nearly two-thirds of Indiana. Vectren's non-utility subsidiaries will offer energy-related products and services, fiber-optic based telecommunication services, materials management, locating and trenching services and energy marketing to customers throughout the surrounding region.

         Indiana Energy's and SIGCORP's utility companies will remain separate subsidiaries of Vectren and will continue to operate under the names Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company (SIGECO), respectively. Under the merger agreement, the corporate headquarters of Vectren and of SIGECO will be in Evansville, Indiana. Indiana Gas will continue to be headquartered in Indianapolis, where it has been for over 50 years.

         The merger is conditioned, among other things, upon the approvals of the shareholders of Indiana Energy and SIGCORP and customary regulatory approvals.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the notes for general corporate purposes, including repayment of long term debt and financing of our continuing construction program. The following table sets forth information relating to our capital expenditures for the periods indicated.

                                            Fiscal Year Ended September 30
                                                    (In thousands)
                                    =======================================================
                                       2000            1999             1998           1997
Amount of Capital Expenditures (1)  $60,000         $61,000          $57,000        $72,000
Percentage of Capital Expenditures                                       64%            58%
Provided by Internal Funds

(1)      Amounts for 2000 and 1999 are estimated


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our historical ratios of earning to fixed charges for the periods indicated.



        Twelve Months
       Ended March 31,                                   Fiscal Years Ended September 30
                                ---------------------------------------------------------------------------------
             1999                      1998          1997            1996             1995              1994
------------------------------  -------------- --------------- ---------------  ----------------  ---------------
         4.0                             3.9           2.2             4.6              4.1               4.1


         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of net income plus income taxes, investment tax credits and fixed charges. "Fixed charges" consist of interest charges, amortization of debt discount and expenses and the estimated interest component of rents. The ratio of earnings to fixed charges for fiscal 1997 before the restructuring charge relating to the restructuring of operations of Indiana Gas to reduce costs and remain competitive was 4.4.

                       DESCRIPTION OF THE DEBT SECURITIES

General

         The debt securities will be issued under an indenture dated as of February 1, 1991, between Indiana Gas and U.S. Bank Trust National Association (formerly Continental Bank, National Association), as trustee, as supplemented, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

         The following summaries of certain provisions of the indenture are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of terms.

         The Indenture does not limit the amount of debt, secured or unsecured, which may be issued by Indiana Gas. The debt securities offered by this Prospectus are unsecured and rank equally with the other unsecured and unsubordinated indebtedness of Indiana Gas.

         Unless otherwise indicated in the applicable prospectus supplement, Indiana Gas will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered for transfer and exchange, and principal, premium, if any, and interest, if any, will be payable at the corporate trust offices of the trustee in Chicago, Illinois and New York, New York. No service charge will be made for any transfer or exchange of the debt securities, but Indiana Gas may require payment of a sum sufficient to cover any tax or other government charge payable in connection with any registration or exchange other than certain exchanges not involving any transfer.

Terms of the Debt Securities

         Indiana Gas may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Indiana Gas may issue debt securities upon the satisfaction of conditions, including the delivery to the trustee of a supplemental indenture or a resolution of the Board of Directors of Indiana Gas, or a committee of the Board of Directors, or a certificate of an officer of Indiana Gas who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the following terms of that issue of debt securities:

         o        the title of the debt securities;

         o any limit on the aggregate principal amount of the debt securities;

         o        the date or dates on which the principal will be payable;

         o the rate or rates (or manner of calculating the rate or rates) at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

         o the interest payment dates and the regular record date for any interest payable;

         o the place or places where the principal (and premium, if any) and interest, if any, will be payable and where the securities may be surrendered for registration, transfer, or exchange;

         o the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed or purchased, in whole or in part;

         o        any   mandatory   redemption  or  sinking  fund  or  analogous
                  provisions;

         o the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

         o the currency or currencies of payment of principal (and premium, if any) and interest (if other than U.S. dollars);

         o if the amount of payments of principal (and premium, if any) or interest may be determined with reference to an index, the manner in which such amounts will be determined;

         o if other than the full principal amount, the portion of the principal amount which will be payable upon declaration of acceleration of maturity;

         o        any additional  events of default or covenants of Indiana Gas;
                  and

         o        any other terms of the debt securities.

         The applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Limitations on Liens

         Indiana Gas may not create or permit to be created or to exist any mortgage on, pledge of, or other lien on or security interest in, any property or assets of Indiana Gas securing any indebtedness for money borrowed, unless Indiana Gas offers to each holder of the debt securities by written notice an undertaking by Indiana Gas to provide that the debt securities will be equally and ratably secured with that indebtedness and any other indebtedness which is entitled to be equally and ratably secured. Any holder of a debt security may accept this offer in writing delivered to Indiana Gas on or prior to the 30th day following the date of the notice given by Indiana Gas. However, these restrictions on liens do not apply to

         o certain governmental charges and similar liens, assessments, pledges and deposits described in the indenture;

         o        leases made, or existing on property acquired, in the ordinary
                  course  of  business   (including  leases  made  in  sale  and
                  lease-back transactions);

         o zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in the title, which do not, in the opinion of Indiana Gas, materially impair the use of such property in the operation of the business of Indiana Gas or the value of such property for the purpose of that business;

         o liens on any property acquired, constructed or improved by Indiana Gas after the date of the indenture which are created or assumed at the time of, or within 120 days after, the acquisition or completion of the construction or improvement, or within six months after the acquisition or completion pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of the property or the cost of the construction or improvement incurred after the date of the indenture;

         o liens on any property already existing at the time of acquisition, so long as the liens do not apply to any other property owned by Indiana Gas other than unimproved real property on which the property constructed or the improvement is located;

         o        existing   liens  on  any  property  or   indebtedness   of  a
                  corporation which is merged or consolidated with Indiana Gas;

         o liens in favor of the United States, any state, or any department, agency or instrumentality or political subdivision of the United States or any state, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such liens, including, without limitation, liens to secure debt of the pollution control or industrial revenue bond type;

         o liens to secure loans to Indiana Gas maturing within 12 months from their creation and made in the ordinary course of business;

         o liens on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development of the property or to secure debt incurred to provide funds for that purpose; or

         o liens for the sole purpose of extending, renewing or replacing in whole or in part debt secured by any lien referred to above or in this bullet point, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of that extension, renewal or replacement, and that the extension, renewal or replacement is limited to all or a part of the property or indebtedness which secured the lien so extended, renewed or replaced (plus improvements on such property).

         Other than the restrictions on the issuance of additional secured debt described above, there are no provisions of the indenture which afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Indiana Gas. However, such a transaction would require regulatory approval and management of Indiana Gas believes that such approval would be unlikely in a highly leveraged or similar context.

Events of Default

         The following constitute events of default under the indenture with respect to debt securities of any series:

         o default in the payment of principal of (or premium, if any, on) any debt security when due and continuing for three business days;

         o default in the payment of interest on any debt security when due and continuing for 30 days;

         o default in the payment of any sinking fund payment when due and continuing for three business days;

         o default in the performance or breach of any covenant or warranty of Indiana Gas in the indenture for the benefit of such series and continuing for 60 days after written notice to Indiana Gas as provided in the indenture;

         o        default  in the  payment of  principal,  premium,  if any,  or interest on (after any applicable period of grace), or acceleration of, indebtedness evidenced by any other series issued under the indenture or any other mortgage, indenture or instrument, or other evidence of indebtedness of Indiana Gas for borrowed money, in an aggregate amount exceeding $10,000,000, which default is not rescinded, or indebtedness not discharged, within 90 days after written notice to Indiana Gas as provided in the indenture;

         o        certain  events of bankruptcy,  insolvency or  reorganization;
                  and

         o any other event of default provided with respect to debt securities of that series.

         If an event of default occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities may declare the principal amount of all debt securities to be due and payable immediately. At any time after the declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities may, under certain circumstances, rescind and annul such acceleration.

         Subject to the provisions of the Indenture relating to the duties of the trustee, before proceeding to exercise any right under the indenture at the direction of the holders, the trustee is entitled to receive reasonable security or indemnity from the holders. The holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities. The holder of debt securities has an absolute right to receive payment of principal, premium, if any, and interest when due and may institute suit for the enforcement of any such payment. The trustee must, within 90 days after a default occurs notify the holders of the default, unless cured or waived. The trustee may withhold notice of default (except default in payment of principal or interest) if it determines that it is in the interest of the holders to do so. The trustee must withhold such notice for 45 days in the event of a default relating to breaches of covenants or representations contained in the indenture.

         Indiana Gas is required to furnish annually to the trustee a statement as to the performance by Indiana Gas of certain of its obligations under the indenture and as to any default in that performance.

Consolidation, Merger, Sale or Conveyance

         Indiana Gas may not merge or consolidate with another corporation or sell or convey its property or assets as an entirety or substantially as an entity unless

         o Indiana Gas is the continuing corporation or the successor corporation expressly assumes the obligations of Indiana Gas under the indenture, and

         o Indiana Gas or the successor corporation immediately after the transaction is not in default under the indenture.

Modification of the Indenture

         The indenture may be modified and amended by Indiana Gas and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any indenture may

         o        change the maturity of any debt security;

         o        reduce the principal amount of any debt security;

         o        change the currency of payment of principal or interest;

         o reduce the interest rate or extend the time for payment of interest;

         o        reduce the overdue rate;

         o        reduce any amount payable upon redemption;

         o reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture or waive default;

         o change any obligation of Indiana Gas to maintain an office or agency in the place of payment for the debt securities;

         o change the method of calculating the rate of interest of any debt security;

         o change any obligation of Indiana Gas to pay additional amounts as provided in the indenture;

         o        change the place of payment; or

         o impair the right to institute suit for the enforcement of payments on any debt security on or after the stated maturity date or date of redemption or repayment.

         The indenture permits Indiana Gas and the trustee to amend the indenture without the consent of holders of any debt securities to evidence the succession of another entity to Indiana Gas or the replacement of the trustee and for certain other purposes.

                              PLAN OF DISTRIBUTION

         Indiana Gas may sell securities:

         o        to the public through  underwriters  which may include Merrill
                  Lynch  &  Co.,   Merrill   Lynch,   Pierce,   Fenner  &  Smith
                  Incorporated,

         o through agents or dealers which may include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,

         o        directly to purchasers.

         In connection with the sale of the debt securities, underwriters may receive compensation from Indiana Gas or from purchasers of the debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from Indiana Gas and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such underwriter, dealer or agent will be identified, and any such compensation received from Indiana Gas will be described, in a prospectus supplement or pricing supplement.

         If so indicated in the prospectus supplement, Indiana Gas will authorize underwriters to solicit offers by certain institutions to purchase debt securities from Indiana Gas pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless Indiana Gas otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of Indiana Gas. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

         Indiana Gas will indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the agents or the underwriters may be required to make.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

         We have filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information on Indiana Gas and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.


                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means

         o        incorporated documents are considered part of this prospectus;

         o we can disclose important information to you by referring you to those documents; and

         o        information  that we file  with  the  SEC  will  automatically
                  update  and,  to  the  extent  inconsistent,   supersede  this
                  prospectus and previously incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

         o annual report of Indiana Gas on Form 10-K for the year ended September 30, 1998;

         o quarterly reports of Indiana Gas on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999;

         o current reports of Indiana Gas on Form 8-K filed October 9, 1998, October 30, 1998, January 27, 1999, April 22, 1999 and
                  April 30, 1999; and

         o current report of Indiana Energy, Inc. on Form 8-K filed June 15, 1999. This filing describes the proposed merger between our parent, Indiana Energy, and SIGCORP Inc.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the registration statement and before the effectiveness of the registration statement:

         o all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

         o        any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Vice President and Treasurer, Indiana Gas Company, Inc., 1630 North Meridian Street, Indianapolis, Indiana 46202-1496, telephone (317) 926-3351.

                                     EXPERTS

         The financial statements and schedules included (incorporated by reference) in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The  following  table  sets  forth  the  expenses  to  be  incurred  in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. All amounts shown are estimates, except the registration fee.

  Securities and Exchange Commission
      registration fee .......................................     $ 27,800
  Fees and expenses of accountants ...........................       25,000
  Fees and expenses of counsel................................      125,000
  Blue Sky and legal investment
      fees and expenses.......................................        5,000
  Fees and expenses of Trustee................................       15,000
  Printing expenses...........................................       20,000
  Printing and engraving of Securities........................       23,000
  Rating agency fees..........................................       77,000
  Miscellaneous...............................................       15,000
                                                                   --------
      Total...................................................     $332,800
                                                                   ========

Item 15.  Indemnification of Directors and Officers.

           The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code ss. 23-1-37) (the "BCL"), which applies to the Company, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the BCL.

           The BCL authorizes a corporation to indemnify its directors, officers, employees and agents against expenses in certain proceedings provided such person (i) acted in good faith, (ii) reasonably believed if acting in an official capacity, that his conduct was in the best interest of the corporation, or in all other cases, that his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of criminal proceedings the individual had reasonable cause to believe that his conduct was lawful, or had no reasonable cause to believe that his conduct was unlawful. The BCL provides further that a corporation shall indemnify its directors, officers, employees, and agents who are wholly successful, on the merits or otherwise, against expenses in the defense of such proceedings. The BCL provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the Articles of Incorporation, By-Laws, resolution or other authorizations adopted by a majority vote of the voting shares then issued and outstanding.

           Under the same statute, an Indiana corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCL.

           Section 8.08, Clause (b) of Article 8 of the Amended and Restated Articles of Incorporation, as amended, of the Company provides as follows:

           Clause (b). Indemnification of Corporate Persons and Related Matters. The following provisions apply to the indemnification by the Corporation of directors, members of any committees of the Board of Directors, officers, employees and agents of the Corporation (collectively "Corporate Persons") and matters related thereto:

               (i) Indemnification Standards. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason of the fact that he is or was a Corporate Person of the Corporation or is or was serving at the request of the Corporation as a Corporate Person, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another Legal Entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees) ("Expenses") and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if such person (1) acted in good faith, (2) acted in a manner he reasonably believed (A) with respect to actions as a Corporate Person of the Corporation, to be in the best interests of the Corporation, or (B) with respect to actions in an Authorized Capacity of or for Another Entity, was not opposed to the best interests of the Corporation, and (3) with respect to any criminal Action, either (A) had reasonable cause to believe his conduct was lawful, or (B) had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standards for indemnification set forth in this Clause (b)(i) (the "Indemnification Standards").

               (ii) Indemnification in Successfully Defended Actions. To the extent that a person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, has been successful on the merits or otherwise in the defense of any Action referred to in Clause (b)(i) above, or in the defense of any claim, issue or matter in any such Action, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therewith.

              (iii) Indemnification Procedure. Unless ordered by a court, any indemnification of any person under Clause (b)(i) above shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he met the Indemnification Standards. Such determination shall be made (1) by the Board, by a majority vote of a quorum consisting of Directors who are not at the time parties to the Action involved ("Parties"); or (2) if a quorum cannot be obtained under Subparagraph (1), by a majority vote of a Committee duly designated by the Board (in which designated Directors who are Parties may participate), consisting solely of two or more Directors who are not at the time Parties; or (3) by written opinion of independent legal counsel (A) selected by the Board or Committee in the manner prescribed in Subparagraphs (1) or (2), respectively, or
           (B) if a quorum cannot be obtained and a Committee cannot be designated under Subparagraphs (1) and (2), respectively, selected by a majority of the full Board, in which selection Directors who are Parties may participate; or (4) by the Shareholders who are not at the time Parties, voting together as a single class.

               (iv) Advances for Expenses. Expenses reasonably incurred in defending an Action by any person who may be entitled to indemnification under Clause (b)(i) above may be paid by the Corporation in advance of the final disposition of such Action if (1) such person furnishes the Corporation with (A) a written affirmation of his good faith belief that he has met, and (B) a written undertaking, executed personally or on his behalf, to repay the advance (an "Undertaking") if it is ultimately determined that he did not meet, the Indemnification Standards; and (2) a determination is made, under the procedure set forth in Clause (b)(iii) above, that the facts then known to those making the determination would not preclude indemnification under Clause (b)(i) above. An Undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without further reference to such person's financial ability to make repayment.

               (v) Rights Not Exclusive.  The indemnification  provided in these
           Articles (1) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under (A) any law, (B) the By-Laws, (C) any resolution of the Board or of the Shareholders, (D) any other authorization, whenever adopted, after notice, by a majority vote of all Shares entitled to vote on General Voting Matters, or (E) the articles of incorporation, code of by-laws or other governing documents or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body, of Another Entity; (2) shall inure to the benefit of the heirs, executors and administrators of such person; and (3) shall continue as to any such person who has ceased to be a Corporate Person of the Corporation or to be serving in an Authorized Capacity for Another Entity.

               (vi) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for

           Another Entity, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Clause (b).

              (vii)  Definition of Corporation.  For the purposes of this Clause
           (b), references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger (a "Constituent") as well as the resulting or surviving corporation (the "Survivor"), such that any person who is or was a Corporate Person of such a Constituent, or is or was serving at the request of such Constituent in an Authorized Capacity of or for Another Entity, shall stand in the same position under the provisions of this Clause (b) with respect to the Survivor as he would if he had served the Survivor, or at his request, in the same capacity.

           The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $35,000,000 for the current policy period, subject to a $200,000 deductible at the corporate level and an excess policy of $50,000,000, for each wrongful act where corporate reimbursement is available to any director or officer. When corporate reimbursement is not available as prescribed by applicable common law, statutory law or the Company's governing documents, the insurer will reimburse the directors and officers with no deductible with respect to losses sustained by them for specified wrongful acts while acting in their capacities, individually or collectively, as such directors or officers.

Item 16.  List of Exhibits.

           The exhibits required by this item are listed on page E-1.

Item 17.  Undertakings.

           (a) The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 1, 1999.


                                          INDIANA GAS COMPANY, INC.



                                          By: /s/ Niel C. Ellerbrook
                                              ---------------------------------
                                              Niel C. Ellerbrook, President and
                                              Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                       Date


(1)  Principal Executive Officer


/s/ Niel C. Ellerbrook                President and Chief         July 1, 1999
------------------------------------  Executive Officer
Niel C. Ellerbrook

(2)  Principal Financial Officer


/s/ Niel C. Ellerbrook                President and Chief         July 1, 1999
------------------------------------  Executive Officer
Niel C. Ellerbrook

(3)  Principal Accounting Officer


/s/ Jerome A. Benkert, Jr.            Vice President and          July 1, 1999
------------------------------------  Controller
Jerome A. Benkert, Jr.

(4)  A Majority of the Board of Directors


Paul T. Baker                            Director
Niel C. Ellerbrook                       Director
Lawrence A. Ferger                       Director
Otto N. Frenzel III                      Director               July 1, 1999
William G. Mays                          Director
J. Timothy McGinley                      Director
John E. Worthen                          Director


By:  /s/ Niel C. Ellerbrook
     --------------------------------------
       Niel C. Ellerbrook, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit 1 Proposed Form of Distribution Agreement between Indiana Gas Company, Inc. and the Agents

Exhibit 4(a) Indenture dated as of February 1, 1991 between Indiana Gas Company, Inc. and U.S. Bank Trust National Association (formerly known as First Trust National Association which was formerly known as Bank of America Illinois which was formerly known as Continental Bank, National Association), as Trustee (incorporated by reference to Exhibit 4(a) to Indiana Gas Company, Inc.'s Current Report on Form 8-K dated February 1, 1991, and filed February 15, 1991); First Supplemental Indenture thereto dated as of February 15, 1991 (incorporated by reference to Exhibit 4(b) to Indiana Gas Company, Inc.'s Current Report on Form 8-K dated February 1, 1991 and filed February 15, 1991); Second Supplemental Indenture thereto dated as of September 15, 1991 (incorporated by reference to Exhibit 4(b) to Indiana Gas Company, Inc.'s Current Report on Form 8-K dated September 15, 1991 and filed September 25, 1991); Third Supplemental Indenture thereto dated as of September 15, 1991 (incorporated by reference to Exhibit 4(c) to Indiana Gas Company, Inc.'s Current Report on Form 8-K dated September 15, 1991 and filed September 25, 1991); Fourth Supplemental Indenture thereto dated as of December 2, 1992 (incorporated by reference to Exhibit 4(b) to Indiana Gas Company, Inc.'s Current Report on Form 8-K dated December 1, 1992 and filed December 8, 1992); Officers' Certificate pursuant to Section 301 of the Indenture dated as of April 5, 1995 (incorporated by reference to Exhibit 4(a) to
                     Indiana Gas Company, Inc.'s Current Report on Form 8-K dated and filed April 5, 1995); and Officers' Certificate pursuant to Section 301 of the Indenture dated as of November 19, 1997 (incorporated by reference to Exhibit 4 to Indiana Gas Company, Inc. Current Report on Form 8-K dated and filed December 4, 1997).

Exhibit 4(b) Proposed form of Officers' Certificate pursuant to Section 301 of the Indenture.

Exhibit 5 Opinion of Barnes & Thornburg with respect to the legality of the securities registered hereunder.

Exhibit 12           Statement  re  computation  of ratios

Exhibit 23(a)        Consent of Arthur Andersen LLP

Exhibit 23(b) Consent of Barnes & Thornburg (included in opinion of counsel filed as Exhibit 5).

Exhibit 24           Powers of Attorney

Exhibit 25           Form T-1 Statement of Eligibility of Trustee